For More Information Contact:
John Swendrowski, Chairman & CEO
Northland Cranberries, Inc.
2930 Industrial Street, P.O. Box 8020
Wisconsin Rapids, WI 54495-8020
Tel: 715-424-4444 Fax: 715-422-6897
www.northlandcran.com

NEWS RELEASE

For release Thursday, July 28, 2005 at 3:30 p.m. (CDT)

NORTHLAND CRANBERRIES, INC. ANNOUNCES SPECIAL CASH DIVIDEND

        Wisconsin Rapids, WI – Northland Cranberries, Inc. (OTC: NRCNA) announced today that its Board of Directors has approved payment of a special cash dividend on shares of its class A common stock. The cash dividend of $0.09 per class A share is payable on August 11, 2005 to all shareholders of record as of the close of business on August 8, 2005. As of July 28, 2005, there were approximately 94,090,496 class A shares issued and outstanding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company may make certain “forward-looking statements” in this press release, such as statements about future plans, goals and other events which have not yet occurred. These forward-looking statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified because they include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Forward-looking statements include, among others, statements about actions by the Company’s competitors, sufficiency of the Company’s working capital, potential operational improvements and efforts to improve profitability, sales strategies, anticipated harvest levels and sales of the Company’s cranberry concentrates, potential future strategic transactions and the effect of recent transactions. These forward-looking statements involve risks and uncertainties and the actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, without limitation, risks associated with (i) the level of cranberry inventory held by industry participants; (ii) agricultural factors affecting our crop and the crop of other North American growers; (iii) our ability to comply with the terms and conditions of, and to satisfy our responsibilities under, our debt agreements; and (iv) our ability to identify, evaluate and successfully execute any strategic alternatives. You should consider these risks and factors and the impact they may have when you evaluate these forward-looking statements. These statements are based only on the Company’s knowledge and expectations on the date of this press release. The Company disclaims any duty to update these statements or other information in this press release based on future events or circumstances.